Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-282502 on Form S-1 of our report dated July 22, 2024, relating to the balance sheet of Infinity Natural Resources, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Pittsburgh, PA

January 21, 2025